UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2013 (December 4, 2013)
MYLAN INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Corporate Drive Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 514-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01    Entry into a Material Definitive Agreement

As previously disclosed, on February 27, 2013 Mylan Inc., a Pennsylvania corporation (the "Company"), entered into (i) a Sale and Purchase Agreement (the "India SPA"), by and among the Company, Strides Arcolab Limited, an Indian public company ("Strides") and certain shareholders of Strides (the "Promoters"), which provides that the Company would purchase from Strides the share capital of Agila Specialties Private Limited, an Indian company ("India Company"), and (ii) a Sale and Purchase Agreement (the "Global SPA" and together with the India SPA, the "Initial Agreements"), by and among the Company, Agila Specialties Asia Pte Ltd (the "Global Seller") and the Promoters, which provides that the Company would purchase from the Global Seller the share capital of Agila Specialties Global Pte Ltd, a Singaporean company ("Global Company" and together with India Company, the "Acquired Companies").

Pursuant to the terms of the Initial Agreements, the aggregate base consideration payable at the closing of the Transactions was $1.6 billion, subject to customary closing adjustments. In addition, an adjustment of up to $250 million was payable at or following the closing of the Transactions, based on satisfaction of certain conditions.

On December 4, 2013, the parties to the Initial Agreements and certain subsidiaries of the Company amended and restated the Initial Agreements (the “Amended and Restated Agreements”). Pursuant to the terms of the Amended and Restated Agreements, $150 million of the $250 million in initial potential payments was paid at closing based on the satisfactory resolution of certain third-party agreements. A separate amount of $250 million was held back from the purchase price, which amount will be payable in whole or part to the Global Seller upon satisfaction of certain regulatory conditions. Further, $100 million of the purchase price payable to Strides at closing was placed in escrow or other accounts in order to fund potential regulatory remediation costs. Such amount is in addition to the escrow arrangements that were agreed to in the Initial Agreements.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On December 4, 2013, the Company completed the acquisition of the Acquired Companies. To fund the acquisition of the Acquired Companies, the Company used a portion of the net proceeds from the registered offering of aggregate principal amount of $2.0 billion in bond issuances completed on November 29, 2013.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01.    Other Events.

The Board of Directors has set Friday, April 11, 2014 as the date for the Company’s Annual Meeting of Shareholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date:	December 5, 2013	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President and Chief Financial Officer